UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2013

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-9936	EDISON INTERNATIONAL	California	95-4137452
1-2313	SOUTHERN CALIFORNIA EDISON COMPANY	California	95-1240335

2244 Walnut Grove Avenue (P.O. Box 976) Rosemead, California 91770 (Address of principal executive offices)	2244 Walnut Grove Avenue (P.O. Box 800) Rosemead, California 91770 (Address of principal executive offices)
(626) 302-2222 (Registrant's telephone number, including area code)	(626) 302-1212 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
As disclosed by Edison International's subsidiary Southern California Edison Company ("SCE"), the Nuclear Regulatory Commission ("NRC") has issued to SCE an Inspection Report that contains a preliminary "white" (or low to moderate safety significance) finding and an apparent violation regarding the steam generators in Unit 3 of the San Onofre Nuclear Generating Station. The Report also contains a preliminary "green" (or very low safety significance) finding for Unit 2's steam generators. SCE has also received a copy of an Inspection Report containing a Notice of Nonconformance, which the NRC is issuing to Mitsubishi Heavy Industries, Ltd., the manufacturer of the steam generators. No financial penalties were imposed by the NRC. Copies of these Reports are attached hereto as Exhibit 99.1 and 99.2.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
See the Exhibit Index below.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Mark C. Clarke
Mark C. Clarke
Vice President and Controller

Date: September 23, 2013

SOUTHERN CALIFORNIA EDISON COMPANY
(Registrant)

/s/ Mark C. Clarke
Mark C. Clarke
Vice President and Controller

Date: September 23, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	NRC Inspection Report issued to SCE , dated September 20, 2013

99.2	Inspection Report and Notice of Nonconformance issued to Mitsubishi Heavy Industries, dated September 20, 2013